UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2018

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55247	46-3355876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20511 East Walnut Drive North Walnut, CA		91789
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883
Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2018, Focus Universal Inc. (the “Company”) (OTCQB: FCUV) announced the appointment of Duncan Lee as Chief Financial Officer. The Appointment is effective immediately.

Duncan Lee, age 34, is presently a licensed Certified Public Accountant living in Diamond Bar, California. Mr. Lee graduated in 2006 with a bachelor’s degree in Accounting from the University of Southern California and has more than 11 years of experience with public company accounting and financial reporting with the SEC. Mr. Lee worked on the audit staff of the PCAOB accounting firm of Moore Stephens Wurth Frazer and Torbet LLP and then worked as a senior associate at the PCAOB accounting firm of Simon & Edward, LLP in Diamond Bar, CA. Since 2011, Mr. Lee worked in-house as a staff accountant at a public company called Merion, Inc. preparing their S-1 filing (which was approved), and their routine securities filings, including their 10-K and 10-Q filings.

Item 7.01	Regulation FD Disclosure

A press release issued on April 2, 2018 announcing the appointment. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Title
99.1	Press Release of Focus Universal Inc. dated April 2, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS UNIVERSAL INC.

Date: April 2, 2018	By:	/s/ Desheng Wang
Name: Desheng Wang
Title: Chief Executive Officer

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